Exhibit 99.1

Timber Pharmaceuticals Provides Business Update and Announces Second Quarter 2022 Financial Results

Timber Enrolls First Patients in Phase 3 ASCEND Clinical Trial after Receiving Breakthrough Designation from FDA for Lead Asset TMB-001

BASKING RIDGE, NJ, August 11, 2022 -- Timber Pharmaceuticals, Inc. ("Timber" or the “Company”) (NYSE American: TMBR), a biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases, today provided a business update and announced financial results for the second quarter of 2022, ended June 30, 2022.

John Koconis, Chairman and Chief Executive Officer of Timber, commented, “During the second quarter, Timber achieved several significant milestones for our lead asset, TMB-001. These include the launch and enrollment of the first patients for the pivotal Phase 3 ASCEND study, and the receipt of Breakthrough Therapy designation from the FDA in May and Fast Track designation in April. Breakthrough Therapy designation especially isn’t granted often, and we believe that this underscores the FDA’s recognition of the potential benefit of our treatment to address the significant unmet need for patients with moderate to severe Congenital Ichthyosis, who have very limited therapeutic options.”

“In our studies to date, Timber’s patented IPEGTM delivery system has demonstrated that it may result in substantially less systemic exposure to isotretinoin compared to oral retinoids. This will enable our topical formulation to deliver isotretinoin directly to the target skin, potentially providing efficacy and relief to patients while mitigating systemic toxicity. We were very excited to kick off the pivotal Phase 3 ASCEND clinical trial in June, which has been designed for a larger patient group to be studied over a longer time frame. Our clinical team is also expected to present further analysis of the compelling Phase 2b data at additional medical conferences both here and abroad in the coming months. Timber ended the quarter with approximately $8.3 million in cash and subsequently completed an $8 million financing in August,” concluded Mr. Koconis.

Recent Highlights

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On June 23, 2022, Timber announced that it had enrolled the first patients in its Phase 3 ASCEND clinical trial evaluating its lead asset, TMB-001, a topical isotretinoin formulated using Timber's patented IPEGTM delivery system, for the treatment of X-linked recessive ichthyosis (XRI) and autosomal recessive congenital ichthyosis lamellar ichthyosis (ARCI-LI). The pivotal trial expected to enroll more than 140 patients with moderate to severe Congenital Ichthyosis at leading research centers in the U.S., Canada, Italy, France, and Germany

●	In May 2022, Timber received Breakthrough Therapy Designation from the U.S. Food and Drug Administration (FDA) for TMB-001. Breakthrough Therapy designation is a process designed to expedite the development and review of drugs that are intended to treat serious or life-threatening conditions and that have demonstrated substantial improvement over available therapy on a clinically significant endpoint in preliminary clinical evidence.
●	In April 2022, Timber announced that FDA granted Fast Track designation to TMB-001. Fast Track status facilitates the development and expedites the review of drugs that treat serious conditions and fill an unmet medical need.
●	Results from the previously completed Phase 2b CONTROL study that demonstrated clinically meaningful efficacy with a favorable safety profile for TMB-001 were recently published on-line pre-proof in the world renowned, peer-reviewed Journal of the American Academy of Dermatology.
●	Timber expects to present additional analysis of its study data on TMB-001 at several U.S. and international medical conferences in the coming months.
●	Timber recognized no revenue in the second quarter of 2022 compared to revenue of $388,819 for the second quarter of 2021. First the first six months of 2022, Timber recognized revenue of $83,177 in the 2022 period and $429,553 in the 2021 period. Revenue for all periods consisted of reimbursements from achieving certain clinical milestones in the development of TMB-001, part of a $1.5 million grant from the FDA’s Orphan Products Clinical Trials Grants Program.

●	Timber ended the second quarter with approximately $8.3 million in cash and 63.75 common shares outstanding. On August 8, 2022, Timber raised $8 million in new capital through the sale of common shares and warrants.

For Timber’s complete financial results for the three-month period ended June 30, 2022, see the Company’s Quarterly Form 10-Q filed with the Securities and Exchange Commission on August 11, 2022.

About Timber Pharmaceuticals, Inc.

Timber Pharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases. The Company's investigational therapies have proven mechanisms-of-action backed by decades of clinical experience and well-established CMC (chemistry, manufacturing and control) and safety profiles. The Company is initially focused on developing non-systemic treatments for rare dermatologic diseases including congenital ichthyosis (CI), and other sclerotic skin diseases. For more information, visit www.timberpharma.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company's product development, clinical and regulatory timelines, market opportunity, competitive position, intellectual property rights, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management's current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential, "predict," "project," "should," "would" and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 as well as other documents filed by the Company from time to time thereafter with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information, contact:

Timber Pharmaceuticals, Inc.

John Koconis

Chairman and Chief Executive Officer

jkoconis@timberpharma.com

Investor Relations:

Stephanie Prince

PCG Advisory

(646) 863-6341

sprince@pcgadvisory.com

Media Relations:

Adam Daley

Berry & Company Public Relations

(212) 253-8881

adaley@berrypr.com

- Tables Follow -

TIMBER PHARMACEUTICALS, INC. & SUBSIDIARIES

Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2022	2021
	(unaudited)
ASSETS
Current assets
Cash	$8,273,728	$16,808,539
Prepaid research and development	767,650	66,217
Other current assets	237,158	244,021
Total current assets	9,278,536	17,118,777
Deposits	127,534	127,534
Property and equipment, net	20,531	16,377
Right of use asset	482,986	638,786
Total assets	$9,909,587	$17,901,474

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$420,353	$953,349
Accrued expenses	1,408,968	850,557
Lease liability, current portion	341,308	332,817
Short-term milestone payable due to Patagonia Pharmaceuticals LLC	2,250,000	—
Redeemable Series A preferred stock under redemption	2,151,675	2,055,348
Total current liabilities	6,572,304	4,192,071
Note payable	—	37,772
Lease liability	163,985	331,152
Long-term milestone payable due to Patagonia Pharmaceuticals LLC	1,750,000	—
Other liabilities	73,683	73,683
Total liabilities	8,559,972	4,634,678

Commitments and contingencies

Stockholders' equity
Common stock, par value $0.001; 450,000,000 shares authorized; 63,753,834 shares issued and outstanding as of June 30, 2022, and 63,619,140 shares issued and outstanding as of December 31, 2021	63,754	63,619
Additional paid-in capital	42,739,793	42,087,719
Accumulated deficit	(41,453,932)	(28,884,542)
Total stockholders' equity	1,349,615	13,266,796
Total liabilities and stockholders' equity	$9,909,587	$17,901,474

TIMBER PHARMACEUTICALS, INC. & SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Grant revenue	$—	$134,927	$83,177	$175,661
Milestone revenue	—	253,892	—	253,892
Total revenue	—	388,819	83,177	429,553

Operating costs and expenses
Research and development	3,891,500	1,800,100	5,410,459	2,649,618
Research and Development - Milestone expense for Patagonia Pharmaceuticals LLC	4,000,000	—	4,000,000	—
Selling, general and administrative	1,512,343	1,556,012	3,214,738	2,621,401
Total operating expenses	9,403,843	3,356,112	12,625,197	5,271,019
Loss from operations	(9,403,843)	(2,967,293)	(12,542,020)	(4,841,466)
Other income (expense)
Interest expense	(42,077)	—	(96,328)	—
Other income	—	—	75,000	—
Forgiveness of PPP loan	—	—	37,772	—
(Loss) gain on foreign currency exchange	(50,076)	1,090	(43,814)	1,003
Total other income (expense)	(92,153)	1,090	(27,370)	1,003
Net loss	(9,495,996)	(2,966,203)	(12,569,390)	(4,840,463)
Dividends on Series A preferred stock	—	(36,286)	—	(72,173)
Net loss attributable to common stockholders	$(9,495,996)	$(3,002,489)	$(12,569,390)	$(4,912,636)

Basic and diluted net loss per share attributable to common stockholders	$(0.15)	$(0.08)	$(0.20)	$(0.14)
Basic and diluted weighted average number of shares outstanding	63,731,582	36,659,685	63,684,906	35,872,780